AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT DATED JULY 9, 1997 BETWEEN
            CORRECTIONAL SERVICES CORPORATION AND IRA M. COTLER



Paragraph 3 of the Agreement shall be deleted and replaced as follows:

     As full compensation for all services to be rendered by the Executive to the Company pursuant to the terms of this Agreement, the Company shall pay you a base salary (the "Base Salary") as follows: (a) Two hundred Thousand ($200,000) dollars per annum until February 26, 2000 (b) Two hundred ten thousand ($210,000) dollars until February 26, 2001 and (c) an amount to be renegotiated by the parties, but in no event less than Two hundred and ten thousand ($210,000) dollars until February 26, 2002.


Paragraph 4 of the Agreement shall amended whereas the first two sentences shall be deleted and replaced as follows:

     For each year in which you are employed by the Company, you shall be entitled to receive a bonus equal to the product of 0.004 (four tenths of one percent) times the Company's earnings before interest, taxes, depreciation, amortization and start-up, which shall not exceed $100,000 per annum ("Bonus Cap").


Paragraph 9 shall be deleted and replaced as follows:

     You shall be entitled to terminate your employment with the Company and to receive in a lump sum payment three times your Base Salary plus Bonus at the Bonus Cap ($100,000 per annum or the pro rata amount) if you are required to relocate to a location not within 50 miles of your present office, except for required travel on the Company's business to an extent substantially consistent with your present travel obligations.


Paragraph 10 section (a) of the agreement shall be modified as follows:

     The first three words of the second sentence shall be modified to read "For the three year".


CORRECTIONAL SERVICES
CORPORATION                             IRA M. COTLER

By:  /s/ James F. Slattery              By:  /s/ Ira M. Cotler
Title:  President                       Title:  Executive Vice President

Date:  May 3, 1999                      Date:  May 3, 1999